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                                                                   EXHIBIT 10.27

                              EMPLOYMENT AGREEMENT

AGREEMENT dated as of this 1st day of April, 2006, (the "Effective Date") by and between BENIHANA INC., a Delaware corporation (the "Company"), and TAKA YOSHIMOTO (the "Executive").

                                  R E C I T A L

The Executive has for many years been employed by the Company and by its predecessor, Benihana National Corp. as its Executive Vice President - Operations. The Company and the Executive desire to enter into a new employment agreement which will set forth the terms and conditions upon which the Executive shall serve in the employ of the Company and upon which the Company shall compensate the Executive and to replace and supercede the Employment Agreement between the parties hereto dated as of April 1, 2006.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is hereby agreed by and between the Company and Executive as follows:

1. ENGAGEMENT AND TERM. The Company hereby employs Executive and Executive hereby accepts such employment by the Company on the terms and conditions set forth herein, for a period commencing on the Effective Date of this Agreement and ending, unless sooner terminated in accordance with the provisions of
Section 5 hereof, on March 31, 2009 (the "Employment Period").

2. SCOPE OF DUTIES. Executive shall be employed by the Company as its Executive Vice President - Operations. In such capacities, the Executive shall have such authority, powers and duties customarily attendant upon such offices. If elected or appointed, Executive shall also serve, without additional compensation, in one or more offices and, if and when elected, as a director of the Company or any subsidiary or affiliate of the Company, provided that his duties and responsibilities are not inconsistent with those pertaining to his position as stated above. Executive shall faithfully devote his full business time and efforts so as to advance the best interests of the Company. During the Employment Period, Executive shall not be engaged in any other business activity, whether or not such business activity is pursued for profit or other pecuniary advantage, unless same is only incidental and is in no way, directly or indirectly, competitive with, or opposed to the best interests of the Company.

3. COMPENSATION.

3.1 Basic Compensation. In respect of services to be performed by the Executive during the Employment Period, the Company agrees to pay the Executive an annual salary of one hundred eighty-seven thousand, two hundred nine Dollars ($187,209) ("Basic Compensation"), payable in accordance with the Company's customary payroll practices for executive employees.

3.2 Cost of Living Adjustments. The Basic Compensation shall be increased by an amount established by reference to the "Consumer Price Index for Urban Wage Earners and Clerical Workers, New York, New York- Northern New Jersey area published by the Bureau of Labor Statistics of the United States Department of Labor (the "Consumer Price Index"). The base period shall be the month ended December 31, 2005 (the "Base Period"). If the Consumer Price Index for the month of December in any year, commencing in 2006, is greater than the Consumer Price Index for the Base Period, Basic Compensation shall be increased, commencing on April 1 of the next following year, to the amount obtained by multiplying Basic Compensation by a fraction, the numerator of which is the Consumer Price Index for the month of December of the year in which such determination is being made and the denominator of which is the Consumer Price Index for the Base Period.

3.3 Discretionary Increases. The Executive shall also be entitled to such additional increments and bonuses as shall be determined from time to time by the Board of Directors of the Company.

3.3 Other Benefits.

(a) Executive shall be entitled to participate, at Company's expense, in the major medical health insurance plan, and all other health, insurance or other benefit plans applicable generally to executive officers of the Company.

(b) During the Employment Period, Executive will be entitled to paid vacations and holidays consistent with the Company's policy applicable to executives generally. All vacations shall be scheduled at the mutual convenience of the Company and the Executive.

4. TERMINATION OF EMPLOYMENT. The provisions of Section 1 of this Agreement notwithstanding, the Company may terminate this Agreement and Executive's employment hereunder in the manner and for the causes hereinafter set forth, in which event the Company shall be under no further obligation to Executive other than as specifically provided herein:

4.1 If Executive is absent from work or otherwise substantially unable to assume his normal duties for a period of sixty (60) successive days or an aggregate of ninety (90) business days during any consecutive twelve-month period during the Employment Period because of physical or mental disability, accident, illness, or any other cause other


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than vacation or approved leave of absence, the Company may thereupon, or any time thereafter while such absence or disability still exists, terminate the employment of Executive hereunder upon ten (10) days' written notice to Executive.

4.2 In the event of the death of Executive, this Agreement shall immediately terminate on the date thereof.

4.3 If Executive materially breaches or violates any material term of his employment hereunder, or commits any criminal act or an act of dishonesty or moral turpitude, in the reasonable judgment of the Company's Board of Directors, then the Company may, in addition to other rights and remedies available at law or equity, immediately terminate this Agreement upon written notice to Executive with the date of such notice being the termination date and such termination being deemed for "cause."

4.4 In the event Executive's employment shall be terminated by reason of the provisions of Section 4.2 or 4.3, then in such event, the Company shall pay to Executive, if living, or other person or persons as Executive may from time to time designate in writing as the beneficiary of such payment a sum, equal to the basic compensation in effect at the time which such death or disability occurred, such payment to continue for three months after such death or disability.

5. DISCLOSURE OF CONFIDENTIAL INFORMATION AND COVENANT NOT TO COMPETE. Executive acknowledges that the Company possesses confidential information, know-how, customer lists, purchasing, merchandising and selling techniques and strategies, and other information used in its operations of which Executive will obtain knowledge, and that the Company will suffer serious and irreparable damage and harm if this confidential information were disclosed to any other party or if Executive used this information to compete against the Company. Accordingly, Executive hereby agrees that except as required by Executive's duties to the Company, Executive without the consent of the Company's Board of Directors, shall not at any time during or after the term of this contract disclose or use any secret or confidential information of the Company, including, without limitation, such business opportunities, customer lists, trade secrets, formulas, techniques and methods of which Executive shall become informed during his employment, whether learned by him as an Executive of the Company, as a member of its Board of Directors or otherwise, and whether or not developed by the Executive, unless such information shall be or become public knowledge other than as a result of the Executive's direct or indirect disclosure of the same. Executive further agrees that for a period of one year following the termination of Executive's employment, the Company, except as a result of the breach by the Company of any material term or condition hereof, Executive will not, directly or indirectly, alone or with others, individually or through or by a corporate or other business entity in which he may be interested as a partner, shareholder, joint venturer, officer or director or otherwise, engage in the United States in "any business which is competitive with that of the Company or any of its subsidiaries" as hereinafter defined, provided, however, that the foregoing shall not be deemed to prevent the ownership by Executive of up to five percent of any class of securities of any corporation which is regularly traded on any stock exchange or over-the-counter market. For the purpose of this Agreement, a business activity competitive with the business of the Company or any of its subsidiaries, shall include only (i) the operation or franchise of restaurants selling Japanese, or other oriental food, or restaurants of a type then being operated by the Company, or any of its subsidiaries; and (ii) the sale at wholesale or retail of oriental food products.

6. REIMBURSEMENT OF EXPENSES; USE OF AUTOMOBILE.

6.1. The Company shall further pay directly, or reimburse the Executive, for all other reasonable and necessary expenses and disbursements incurred by him for and on behalf of the Company in the performance of his duties during the Employment Period upon submission of vouchers or other evidence thereof in accordance with the Company's usual policies of expense reimbursement.

6.2. In addition to the reimbursement described in Section 6.1, Executive shall receive an allowance of $300.00 per month for automobile expenses, including lease costs or purchase price, gasoline, oil and garaging.

7. CHANGE IN CONTROL.

7.1. In the event at any time after the Effective Date, a majority of the Board of Directors is composed of persons who are not "Continuing Directors", as hereinafter defined, which event is defined to mean a "Change in Control", Executive shall have the option, to be exercised by written notice to the Company, to resign as an employee and terminate this Agreement, effective as of such date specified in the notice of exercise and immediately upon such termination to receive payment of a sum equal to the product of (A) the Basic Compensation in effect on the date of such termination multiplied (B) by the number of years (both full and partial) remaining in the term hereof had such termination not occurred. The payment to be made upon the exercise of the option by the Executive in accordance with the provisions of the preceding sentence is defined as the "Severance Payment". The Severance Payment shall be made to Executive not later than twenty (20) days after the date designated by the Executive as the date upon which Executive's resignation as an employee and termination of his Employment is to be effective. The Severance Payment shall constitute liquidated damages and not a penalty, and Executive shall not be obligated to seek employment to mitigate his damages; nor shall any compensation the Executive receives from any party subsequent to such termination be an offset to the amount of the Severance Payment.

7.2 "Continuing Directors" shall mean (i) the directors of the Company at the close of business on the date hereof,

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and (ii) any person who was or is recommended to (A) succeed a Continuing
Director or (B) become a director as a result of an increase in the size of the Board, in each case, by a majority of the Continuing Directors then on the Board.

7.3 If during the term hereof Executive owns any options to purchase securities of the Company which securities are publicly traded and which options were granted to him in connection with his service as an employee, officer or director of the Company, the Executive shall have the right at any time after a "Change in Control" to cause the Company to repurchase such options from him at a purchase price equal to the difference between (i) the closing price of the appropriate security of the Company (if traded on the New York or American Stock Exchange or quoted in the NASDAQ National Market) or the average between the closing bid and asked prices (if traded on the over-the-counter market) on the date immediately prior to the date on which Executive exercises such right and
(ii) the exercise price of such option; provided however, that in no fiscal year of the Company shall the aggregate purchase price of such options exceed five percent (5%) of the total stockholders equity (net worth) of the Company as shown on its audited financial statements for the fiscal year immediately preceding the year in which such right is exercised. Such right shall be exercised by Executive giving the Company written notice thereof and the purchase and sale shall be consummated not more than ten (10) business days after receipt by the Company of the notice of exercise.

8. TERMINATION OF EMPLOYMENT WITHOUT CAUSE. Upon any termination of the Executive's employment without cause, the Executive shall be entitled to receive an amount computed in the same manner as the Severance Payment not later than 20 days after any such termination. This payment shall constitute liquidated damages and not a penalty, and Executive shall not be obligated to seek employment to mitigate his damages; nor shall any compensation the Executive receives from any party subsequent to such termination be an offset to the amount of such payment.

9. MISCELLANEOUS PROVISIONS.

9.1 Section headings are for convenience only and shall not be deemed to govern, limit, modify or supersede the provisions of this Agreement.

9.2 This Agreement is entered into in the State of Florida and shall be governed pursuant to the laws of the State of Florida. If any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remaining provisions hereof shall continue to be fully effective.

9.3 This Agreement contains the entire agreement of the parties regarding this subject matter. There are no contemporaneous oral agreements, and all prior understandings, agreements, negotiations and representations are merged herein. This Agreement replaces and supercedes the Prior Agreement.

9.4 This Agreement may be modified only by means of a writing signed by the party to be charged with such modification.

9.5 Notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed duly given upon receipt by the party to whom sent at the respective addresses set forth below or to such other address as any party shall hereafter designate to the other in writing delivered in accordance herewith:

                               IF TO THE COMPANY:

                                  Benihana Inc.
                              8685 NW 53rd Terrace
                            Miami, Florida 33166-0120

                                IF TO EXECUTIVE:

                                 Taka Yoshimoto
                          7010 N.W. 186th Street - #516
                              Miami, Florida 33015

9.6 This Agreement shall inure to the benefit of, and shall be binding upon, the Company, its successors and assigns, including, without limitation, any entity that may acquire all or substantially all of the Company's assets and business or into which the Company may be consolidated or merged. This Agreement may not be assigned by Executive.

9.7 This Agreement may be executed in separate counterparts, each of which shall constitute the original hereof.

                            [SIGNATURE PAGE FOLLOWS]


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IN WITNESS WHEREOF, the parties have set their hands as of the date first above written.


                                                BENIHANA INC.


                                                By: /S/ JOEL A. SCHWARTZ
                                                    --------------------
                                                       Name:  Joel A. Schwarts
                                                       Title: President




                                                     /S/ TAKA YOSHIMOTO
                                                     --------------------------
                                                     Taka Yoshimoto







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